Exhibit 3.1

THIRD AMENDED AND RESTATED

BYLAWS

OF

ENERGYCONNECT GROUP, INC.

Amended Effective October 28, 2010

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Tuesday in the month of June of each year at 10 a.m., unless a different date or time is fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, the meeting shall be held on the next succeeding business day.

Section 2. Failure to Hold Annual Meeting. If the annual meeting is not held at the designated time, the Chief Executive Officer or the Chairman of the Board may call the annual meeting at a time not more than sixty (60) days after such designated time by proper notice designating the meeting as the annual meeting. If the annual meeting is not held at the designated time or during the 60-day period thereafter, the annual meeting may be called by the holders of not less than one-tenth (1/10) of all outstanding shares of the Corporation’s voting common stock. In such event, notice shall be given not more than fifteen (15) days after the expiration of the 60-day period. The notice shall fix the time of the meeting at the earliest date permissible under the applicable notice requirements.

Section 3. Special Meetings. Special meetings of the shareholders may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth (1/10) of all outstanding shares of the Corporation’s voting common stock. The demand shall describe the purposes for which the meeting is to be held and shall be signed, dated and delivered to the Secretary.

Section 4. Place of Meetings. The place of each meeting of the shareholders shall be designated by the Board of Directors. If a meeting is not designated by the Board of Directors, the meeting shall be held at the Corporation’s principal office.

Section 5. Notice of Meetings. Written or printed notice stating the place, day and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation to each shareholder of record, including, without limitation, shareholders holding only the Corporation’s non-voting common stock, not earlier than sixty (60) days nor less than ten (10) days before the date of the meeting. If mailed, the notice shall be deemed delivered when it is mailed to the shareholder with postage prepaid at the shareholder’s address as it appears on the stock transfer records of the Corporation.

Section 6. Waiver of Notice. Whenever any notice is required to be given to any shareholder of the Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Such signed waiver shall be delivered to the Corporation for inclusion in the minutes for filing with the corporate records. A shareholder’s attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 7. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. The record date for any meeting, vote or other action of the shareholders shall be the same for all voting groups. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date of such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 8. Voting Records. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to vote at any meeting of the shareholders or any adjournment thereof, with the number of shares of the Corporation’s voting common stock held by each, which record shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder or the shareholder’s agent or attorney, upon proper demand as may be required by law, at any time during usual business hours. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 9. Quorum; Adjournment.

(a)           Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

(b)           If a quorum shall fail to attend, the Chairperson of the meeting or the holders of a majority of votes represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment, except that notice is required if a new record date is or must be set for the adjourned meeting.  At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.

(c)           Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 10. Conduct of the Shareholders’ Meeting.  At every meeting of the shareholders, the Chairperson of the Board of Directors, or in his or her absence, the Chief Executive Officer of the Corporation, or in his or her absence, the person designated by the Chairperson of the Board of Directors, or in the absence of such designation, a chairperson chosen by the majority of the voting shares represented in person or by proxy, shall act as Chairperson of the meeting.  The Secretary of the Corporation or a person designated by the Chairperson of the meeting shall act as Secretary of the meeting.  Unless otherwise approved by the Chairperson, attendance at the Shareholders’ Meeting is restricted to shareholders of record, persons authorized in accordance with Section 20 of this ARTICLE I to act by proxy, and directors and officers of the Corporation.

Section 11. Conduct of Business.

(a)           The Chairperson of the meeting shall call the meeting to order, establish the agenda and conduct the business of the meeting in accordance therewith or, at the discretion of the Chairperson of the meeting, it may be conducted otherwise in accordance with the wishes of the shareholders in attendance.  The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

(b)           The Chairperson of the meeting shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part.  The Chairperson of the meeting may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one shareholder.  Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairperson shall have the power to have such person removed from participation.  Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in Section 10 and Section 11 of this ARTICLE I or Section 16 of ARTICLE II, below.

Section 12. Notice of Shareholder Business.  At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before a meeting, nominations of persons for election to the Board of Directors must be made in accordance with the procedures set forth in Section 16 of ARTICLE II, below.  To be properly brought before a meeting, business other than nominations of persons for election to the Board of Directors must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) who complies with this Section 12.  For any proposed business to be properly brought before a meeting by a shareholder pursuant to clause (c) above of this paragraph, the proposed business must constitute a proper matter for shareholder action under the Oregon Revised Statutes and the shareholder must have given timely notice thereof in proper written form that complies with this Section 12 to the Secretary of the Corporation and must provide any updates or supplements to such notice at the times and in the forms required by this Section 12.  To be timely for an annual meeting, a shareholder’s notice of a proposal to be presented at the annual meeting must be received at the Corporation’s principal executive office addressed to the attention of the Secretary of the Corporation not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days in advance of the date of the one-year anniversary of the Corporation’s (or the Corporation’s predecessor’s) previous year’s annual meeting of shareholders.  However, if no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, such notice by the shareholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the earlier of (1) the day on which such notice of the date of the meeting was mailed or (2) the day public disclosure of the meeting date is first made.  In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.  A shareholder’s notice of a proposal to be presented at a special meeting shall be included in the notice calling for such meeting in accordance with Section 3 of this ARTICLE I.  A shareholder’s notice to the Secretary of the Corporation shall set forth (i) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and the language of any proposed amendment to the Bylaws of the Corporation), and the reasons for conducting such business at the meeting (and if applicable, the reasons for calling a special meeting of shareholders), and (ii) as to such shareholder, the Shareholder Information (as defined below).

“Shareholder Information” with respect to a shareholder means, collectively, (I) the name and address, as they appear on the Corporation’s books, of such shareholder and the name and address of the beneficial owner, if any, on whose behalf a proposal of business or action, or nomination to election of directors, as applicable, is made, (II) the class, series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (III) a representation that such shareholder will notify the Corporation in writing of the class and number of such shares owned beneficially and of record by such shareholder and such beneficial owner as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (IV) any option, warrant, convertible security, stock appreciation right, derivative, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value or volatility of any class or series of shares of the Corporation, whether or not such instrument or right shall convey any voting rights in such shares or shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity of such shareholder or beneficial owner to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation and a representation that such shareholder will notify the Corporation in writing of any such Derivative Instrument or other direct or indirect opportunity to profit or share in any profit in effect as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (V) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any security of the Corporation, (VI) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (VII) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments or other direct or indirect opportunity to profit or share in any profit held, directly or indirectly, by (1) a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest, (2) a limited liability company in which such shareholder or beneficial owner is a member or, directly or indirectly, beneficially owns an interest or (3) any other entity in which such shareholder or beneficial owner directly or indirectly beneficially owns an interest, (VIII) any performance related fees (other than an asset based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Derivative Instruments or other direct or indirect opportunity to profit or share in any profit, if any, (IX) a description of any agreement, arrangement or understanding with respect to the proposal of business or action or nomination, as applicable, between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, and a representation that such shareholder will notify the Corporation in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting (or action, as applicable) promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (X) a description of any material interest of such shareholder  and such beneficial owner, if any, on whose behalf the proposal is made in such business or action, as applicable, and of any material benefit that such shareholder and such beneficial owner, if any, on whose behalf the proposal is made expects or intends to derive from such business or action, as applicable, (XI) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, or nomination, as applicable, or a representation that such shareholder is a holder of record of stock of the Corporation entitled to consent to corporate action in writing without a meeting, as applicable,  (XII) a representation whether such shareholder or such beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy (or consent, as applicable) to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal, or elect the nominee, as applicable, and/or (2) otherwise to solicit proxies (or consents, as applicable) from shareholders in support of such proposal, or nomination, as applicable, and (XIII) any other information that is required to be provided by such shareholder pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder), in such shareholder’s capacity as a proponent of a shareholder proposal or nomination, as applicable.

A shareholder providing notice of business proposed to be brought before an annual or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 12 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to), or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual or special meeting of shareholders (or if applicable, no special meeting of shareholders shall be held) except in accordance with the procedures set forth in this Section 12, and no nominations shall be considered at an annual or special meeting of shareholders except in accordance with the procedures set forth in Section 16 of ARTICLE II below; provided, however, that the foregoing notice requirements of this Section 12 shall be deemed satisfied by a shareholder with respect to business other than a nomination if the shareholder has notified the Corporation of his, her or its intention to present a proposal at an annual or special meeting in compliance with Rule 14a-8 under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

Except as otherwise provided by law, the Chairperson of the meeting (or if applicable, the Secretary of the Corporation) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of Section 11 and Section 12 of this ARTICLE I, including whether the shareholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s proposal in compliance with such shareholder’s representation as required by clause (XII) of the definition of “Shareholder Information” (or if applicable, determine that a special meeting was not properly called), and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted (or if applicable, no special meeting of shareholders shall be held).

Notwithstanding the provisions of Section 11 and Section 12 of this ARTICLE I or Section 16 of ARTICLE II, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder with respect to the matters set forth in Section 11 and Section 12 of this ARTICLE I or Section 16 of ARTICLE II; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 11 and Section 12 of this ARTICLE I or Section 16 of ARTICLE II, and compliance with this Section 12 of this ARTICLE I and Section 16 of ARTICLE II shall be the exclusive means for a shareholder to make nominations or submit other business (other than, as provided in the fourth paragraph of this Section 12, matters brought properly under and in compliance with Rule 14a−8 of the Exchange Act, as may be amended from time to time).  Nothing in Section 11 and Section 12 of this ARTICLE I shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.

Section 13. Manner of Acting; Action Without Meeting.

(a)           If a quorum exists, the vote of the holders of a majority of the outstanding shares of the Corporation’s voting common stock present shall decide any question unless the vote of a greater number shall be required by law, the Articles of Incorporation, or these Bylaws. (A holder of outstanding voting common stock of the Corporation (who, if an individual, has mental capacity or is represented by a duly appointed and authorized legal representative) may be referred to in these Bylaws as a “Voting Shareholder.” The vote by Voting Shareholders of a majority of the outstanding shares of the Corporation’s voting common stock may be referred to in these Bylaws as an action of or election or determination by the Voting Shareholders.) Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

(b)           If the shareholders of the Corporation are required or entitled to vote upon any matter under the Oregon Revised Statutes or pursuant to the Corporation’s Articles of Incorporation or Bylaws, such action may be taken without a meeting if the action is taken by shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote on the action were present and voted. Any such action must be evidenced by one or more written consents describing the action taken, signed by all of the shareholders taking such action and delivered to the Secretary for inclusion in the minutes for filing with the corporate records. Shareholder action taken by written consent is effective when the consent specifies.

Section 14. Proxies. A shareholder may vote shares in person or by proxy. A shareholder may appoint a proxy by signing an appointment form either personally or by the shareholder’s attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

Section 15. Meeting by Telephone or Other Electronic Means. Shareholders may participate in an annual or special meeting by, or conduct the meeting through, use of any means of communication by which all shareholders participating may simultaneously hear each other during the meeting, except that no meeting for which a written notice is sent to shareholders may be conducted by this means unless the notice states that participation in this manner is permitted and describes how any shareholder desiring to participate in this manner may notify the Corporation. Participation in a meeting by this means shall constitute presence in person at the meeting.

ARTICLE II

BOARD OF DIRECTORS

Section 1. General Powers. Except as expressly provided to the contrary in these Bylaws, the business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2. Number, Term, and Qualifications. The Board of Directors of the Corporation shall consist of not less than three (3) nor more than eleven (11) individuals, the number of directors to be determined by the Board of Directors. (Such number shall be referred to in these Bylaws as the “Board Number.”) The term of a director shall expire at the next annual meeting of shareholders after his or her election. No reduction in the number of directors shall shorten the term of any incumbent director. Despite the expiration of a director’s term, the director shall continue to serve until the director’s successor is elected and qualified or the number of directors is decreased. Directors need not be residents of the State of Oregon or shareholders of the Corporation.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or the Chairman of the Board, subject to Section 5 of this Article.  The President may fix any place as the place for holding any special meeting of the Board of Directors.

Section 5. Notice. Written notice of any special meeting of the Board of Directors shall be given at least three (3) days prior to the meeting by personal delivery, by surface mail, by facsimile transmission, or by electronic mail. If delivered by surface mail, notice shall be deemed to be given two (2) days after deposit in the United States mail addressed to the director at his or her business address, with postage thereon prepaid. If delivered by facsimile transmission, notice shall be deemed to be given when the sender receives confirmation of successful receipt of the transmission from the receiving machine. If delivered by electronic mail, notice shall be deemed to be given when the notice is transferred to the sender’s Internet service provider, provided that the sender receives no subsequent notice that the electronic mail was undeliverable. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting unless required by law or the Articles of Incorporation.

Section 6. Waiver of Notice. Whenever any notice is required to be given to any director of the Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Such notice must specify the meeting for which notice is waived and be filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Quorum. The number of directors constituting a majority of the Board Number shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time to a different time and place without further notice.

Section 8. Manner of Acting; Action Without Meeting.

(a)           The act of the number of directors constituting a majority of the Board Number shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation, or these Bylaws.

(b)           Any action which is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the directors entitled to vote on the matter. Such consent shall have the same effect as a unanimous vote of the directors entitled to vote on the matter and shall be filed with the minutes of the Corporation. The action shall be effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

Section 9. Meeting by Telephone or Other Electronic Means. Directors may participate in a regular or special meeting by, or conduct the meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting by this means shall constitute presence in person at the meeting.

Section 10. Vacancies.

(a)           Any vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the Board of Directors, the remaining directors if less than a quorum (by the vote of a majority thereof) or by a sole remaining director. Any vacancy not filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

(b)           A director elected by the remaining directors shall be elected to serve until (i) the next annual meeting of shareholders at which a quorum is present or, if earlier, a special meeting of shareholders called to replace such director at which a quorum is present, and (ii) his or her successor shall be elected and qualified.

Section 11. Compensation. By resolution of the Board of Directors, directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and those directors who are not employees of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor, if otherwise permitted by these Bylaws.

Section 12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless the director shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 13. Transactions with Directors. Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and another party in which one or more of its directors are interested, shall be valid notwithstanding such relationship or interest or the presence of such director or directors in a meeting of the Board of Directors or committee which acts upon or in reference to such contract or transaction, or because his, her or their votes are counted for such purpose, if the fact of such interest or relationship shall be disclosed or known to the Board of Directors or committee and it shall authorize or approve such contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or if the fact of such interest or relationship shall be disclosed or known to the Voting Shareholders and the contract or transaction shall be authorized, approved, or ratified by the vote or written consent of such shareholders; or if the contract or transaction is fair and reasonable to the Corporation. Such interested director or directors may be counted in determining whether a quorum is present at a meeting of the Board of Directors or committee which authorizes such contract or transaction. Such interested director or directors shall not be disqualified from voting as shareholders for ratification or approval of such contract or transaction. The foregoing provisions of this Section 13 shall not invalidate any contract or transaction which would otherwise be valid under applicable law.

Section 14. Removal. All or any number of the directors may be removed, with or without cause, at a meeting called expressly for that purpose, by action of the Voting Shareholders, unless the Articles of Incorporation provide for removal for cause only.

Section 15. Resignation. Any director may resign by delivering written notice to the Board of Directors, its chairperson or the Corporation. Unless the notice specifies a later effective date, a resignation notice shall be effective upon the earlier of (a) receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. Once delivered, a resignation notice is irrevocable unless revocation is permitted by the Board of Directors.

Section 16. Nomination of Director Candidates. Subject to the rights of holders of any Preferred Stock then outstanding, nominations for the election of directors may be made by the Board of Directors or a proxy committee authorized to do so by the Board of Directors, or by any shareholder of the Corporation who was a shareholder of record who complies with the notice procedures set forth in this Section 16.  However, any shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if timely notice of such shareholder’s intent to make such nomination or nominations has been given in proper written form to the Secretary of the Corporation and any updates or supplements to such notice have been provided at the times and in the forms required by this Section 16.  To be timely for an annual meeting, a shareholder notice of a nomination for a director to be elected at the annual meeting must be received at the Corporation’s principal executive office addressed to the attention of the Secretary of the Corporation not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days in advance of the date of the one-year anniversary of the Corporation’s (or the Corporation’s predecessor’s) previous year’s annual meeting of shareholders.  However, if no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, such notice by the shareholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the earlier of (1) the day on which such notice of the date of the meeting was mailed or (2) the day public disclosure of the meeting date is first made.  In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.  To be timely for a special meeting, a shareholder notice of a nomination for a director to be elected at the special meeting must be given in accordance with the fourth paragraph of this Section 16.  Such shareholder’s notice to the Secretary of the Corporation shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Corporation that are owned beneficially and of record by the person, (iv) a statement as to the person’s citizenship, (v) the completed and signed representation and agreement described in the third paragraph in this Section 16, (vi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and the person, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the person were a director or executive officer of such registrant, (vii) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act, and (viii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (b) as to such shareholder, the Shareholder Information (other than clause (x) thereof).  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation, including information that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.

A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 16 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to), or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 16) to the Secretary of the Corporation at the principal executive office of the Corporation a written questionnaire with respect to the background, qualification and independence of such person (which questionnaire shall be provided by the Secretary of the Corporation upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) by any shareholder of the Corporation who was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) who complies with the notice procedures set forth in this Section 16. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by the first paragraph of this Section 16 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to such special meeting or the tenth (10th) calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.  In connection with any meeting of the shareholders, the Chairperson of the Board of Directors  (or such other person presiding at such meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee in compliance with such shareholder’s representation as required by clause (xii) of the definition of the “Shareholder Information”), and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

In addition to the requirements of this Section 16, with respect to any nomination proposed to be made at a meeting, each shareholder nominating one or more persons for election to the Board of Directors shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

ARTICLE III

COMMITTEES OF THE BOARD

Section 1. Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members. The creation of a committee and appointment of members to it must by approved by a majority of all directors in office when the action is taken. Subject to any limitation imposed by the Board of Directors or by law, each committee may exercise all the authority of the Board of Directors in the management of the Corporation. A committee may not take any action that a committee is prohibited from taking by the Oregon Business Corporation Act.

Section 2. Changes of Size and Function. Subject to the provisions of law, the Board of Directors shall have the power at any time to change the number of committee members and change the functions and terminate the existence of a committee.

Section 3. Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee shall adopt any further rules regarding its conduct, keep minutes and other records and appoint subcommittees and assistants as it deems appropriate.

Section 4. Compensation. By resolution of the Board of Directors, committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be the Chief Executive Officer, President, Chief Financial Officer, Vice Presidents and Secretary. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Except as otherwise provided under Section 5 of this Article, the Board of Directors shall also appoint one of the directors as its chair, to be known as Chairman of the Board. The Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary and Chairman of the Board shall have the powers and duties set forth in this Article. Any other officer or assistant officer shall have such powers and duties as may be prescribed by the Board of Directors.

Section 2. Appointment and Term of Office of the Chief Executive Officer.

(a)           The Chief Executive Officer shall be appointed by the Board of Directors at a meeting of the Board of Directors called for such purpose when there is a vacancy in such office.

(b)           The Chief Executive Officer shall hold office:

(i)           if the Chief Executive Officer is a permanent appointee, until his or her death, mental incapacity, resignation or removal (in the manner hereinafter provided); or

(ii)          if the Chief Executive Officer is an interim appointee, until the earlier of his or her death, mental incapacity, resignation, removal (in the manner hereinafter provided), or replacement by a permanent appointee.

For purposes of these Bylaws, a person shall be an interim appointee if he or she is appointed to serve only until the Board of Directors completes its search for and appoints a permanent replacement.

Section 3. Appointment and Term of Office of the Chief Financial Officer.

(a)           The Chief Financial Officer shall be appointed by the Board of Directors at a meeting of the Board of Directors called for such purpose when there is a vacancy in such office.

(b)           The Chief Financial Officer shall hold office:

(i)           if the Chief Financial Officer is a permanent appointee, until his or her death, mental incapacity, resignation or removal (in the manner hereinafter provided); or

(ii)          if the Chief Financial Officer is an interim appointee, until the earlier of his or her death, mental incapacity, resignation, removal (in the manner hereinafter provided), or replacement by a permanent appointee.

Section 4. Election and Term of Office of Officers Other Than the Chief Executive Officer and the Chief Financial Officer. The officers of the Corporation other than the Chief Executive Officer and the Chief Financial Officer shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of such other officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer other than the Chief Executive Officer and the Chief Financial Officer shall hold office until the earlier of (a) his or her successor having been duly elected and qualified, or (b) his or her death, mental incapacity, resignation or removal (in the manner hereinafter provided).

Section 5. Election and Term of Office of Chairman of the Board. A Chairman of the Board shall be elected annually by the Board of Directors at the time for election of officers provided for in Section 4 of this Article.

Section 6. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, with or without cause. Any officer or agent appointed by the Chief Executive Officer or President may be removed by the Chief Executive Officer or President at any time with or without cause.

Section 7. Vacancies. A vacancy in the office of Chief Executive Officer or Chief Financial Officer because of death, mental incapacity, resignation, removal, or otherwise, shall be filled in the manner provided in Section 2 and Section 3, respectively, of this Article. A vacancy in any other office or in the position of Chairman of the Board because of death, disability, resignation, removal, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 8. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and directors and shall set the agenda for any such meeting that is a regular meeting. (The agenda for special meetings shall be set by the person(s) calling the meeting.) The Chairman of the Board shall be authorized to execute on behalf of the Corporation all contracts, agreements, stock certificates and other instruments which have been approved by the Board of Directors, and shall perform any duties and responsibilities prescribed from time to time by the Board of Directors.

Section 9. Chief Executive Officer.

(a)           The Chief Executive Officer shall be in general charge of the Corporation’s business and affairs, subject to the control of the Board of Directors. In addition, in the absence of the Chairman of the Board or if no Chairman of the Board is then serving, the Chief Executive Officer shall preside at all meetings of the shareholders and directors of the Corporation. The Chief Executive Officer shall be authorized to execute on behalf of the Corporation all contracts, agreements, stock certificates and other instruments which have been approved by the Board of Directors. The Chief Executive Officer shall vote all interests in other entities owned by the Corporation and shall be empowered to execute proxies, waivers of notice, consents, and other instruments in the name of the Corporation with respect to such interests. The Chief Executive Officer is empowered to approve salaries, wages, bonuses and other forms of compensation of corporate employees other than the Corporation’s officers, and to approve budgets, capital expenditures, business plans, and agreements that are in the ordinary course of the Corporation’s business, subject to review and revision by the Board of Directors at the Board’s discretion. Budgets, capital expenditures, business plans and agreements not in the ordinary course of the Corporation’s business shall be submitted to the Board of Directors for approval. Notwithstanding the foregoing provisions of this paragraph, the Corporation’s acquisition of another business (whether by stock or asset purchase) or its acquisition by or merger with another entity shall be submitted to the full Board of Directors for approval. The Chief Executive Officer, from time to time, shall report to the Board of Directors all matters within the Chief Executive Officer’s knowledge affecting the Corporation which should be brought to the attention of the Board of Directors. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

Section 10. President. The President shall have such powers and perform such duties as may be prescribed by the Board of Directors, provided that such powers and duties do not conflict with the powers and duties of the Chief Executive Officer. The President shall also be authorized to execute the Corporation’s stock certificates.

Section 11. Chief Financial Officer. The Chief Financial Officer shall be the financial officer of the Corporation. The Chief Financial Officer shall have custody of all corporate funds and securities, and shall keep adequate and correct accounts of the Corporation’s receipts and disbursements. The Chief Financial Officer shall deposit the funds of the Corporation in the name of the Corporation in such depositories as the Board of Directors may from time to time designate. The Chief Financial Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, provided that such other powers and duties do not conflict with the powers and duties of the Chief Executive Officer.

Section 12. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President. The Board of Directors, the Chief Executive Officer or the President may confer a special title upon a Vice President.

Section 13. Secretary. The Secretary shall be responsible for keeping the minutes of all meetings of the directors and shareholders, shall have control of the minute books of the Corporation and shall have such powers and perform such duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President. The Secretary shall attest the signing of other instruments requiring the seal of the Corporation, and perform such other record keeping or document-related duties as may be required of the Secretary from time to time by the Board of Directors. The Secretary may delegate the Secretary’s minute-taking duties to an Assistant Secretary, if an Assistant Secretary is elected by the Board of Directors. The Secretary shall review and approve all minutes prepared by the Assistant Secretary.

Section 14. Compensation. The Corporation may pay its officers reasonable compensation for their services shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V

INDEMNIFICATION

In furtherance and not in limitation of the powers conferred by statute:

Section 1. Authority to Indemnify.

(a)           Subject to Section 4 of this Article, the Corporation shall indemnify an individual, who is made a party to a proceeding because the individual is or was a director, against liability incurred in a proceeding if:

(i)           The conduct of the individual was in good faith;

(ii)          The individual reasonably believed that the individual’s conduct was in the best interests of the Corporation, or at least not opposed to its best interest; and

(iii)          In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful.

(b)           A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of clause (ii) of subparagraph (a) of this Section 1.

(c)           The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section 1.

(d)           The Corporation may not indemnify a director under this Section 1:

(i)           In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

(ii)          In connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

(e)           Indemnification permitted under this Section 1 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 2. Advance for Expenses.

(a)           Subject to Section 4 of this Article, the Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(i)           The director furnishes the Corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in Section 1 of this Article; and

(ii)          The director furnishes the Corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct described in Section 1 of this Article.

(b)           The undertaking required by clause (ii) of subparagraph (a) of this Section 2 must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

Section 3. Court-ordered Indemnification. A director of the Corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines:

(a)           The director is entitled to indemnification under Section 7 of this Article, in which case the court shall also order the Corporation to pay the director’s reasonable expenses incurred to obtain court-ordered indemnification; or

(b)           The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 1 of this Article, or was adjudged liable whether the liability is based on a judgment, settlement or proposed settlement or otherwise.

Section 4. Determination and Authorization of Indemnification.

(a)           The Corporation may not indemnify a director under Section 1 of this Article unless authorized in the specific case after a determination has been made that indemnification of the director is permissible under the circumstances because the director has met the standard of conduct set forth in Section 1 of this Article.

(b)           A determination that indemnification of a director is permissible shall be made:

(i)           By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(ii)          If a quorum cannot be obtained under clause (i) of this subparagraph, by a majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the proceeding. However, directors who are parties to the proceeding may participate in designation of the committee;

(iii)         By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in clause (i) or (ii) of this subparagraph or, if a quorum of the Board of Directors cannot be obtained under clause (i) of this subparagraph and a committee cannot be designated under clause (ii) of this subparagraph, the special legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the proceeding;

(iv)         By majority vote of the shares of the Corporation’s voting common stock not at the time held by parties to the proceeding; or

(v)          If none of the preceding methods for making the determination are available, by order of a court of competent jurisdiction.

(c)           Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under clause (iii) of subparagraph (b) of this Section 4 to select counsel.

Section 5. Indemnification of Officers, Employees and Agents.

(a)           An officer of this Corporation is entitled to mandatory indemnification under Section 7 of this Article and is entitled to apply for court-ordered indemnification under Section 3 of this Article, in each case to the same extent as a director under this Article.

(b)           Subject to Section 4 of this Article, the Corporation shall indemnify and advance expenses under all other paragraphs of this Article to an officer, employee or agent of the Corporation to the same extent as to a director.

Section 6. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Corporation may purchase and maintain the insurance even if the Corporation has no power to indemnify the individual against the same liability under this Article.

Section 7. Mandatory Indemnification. Notwithstanding the foregoing, the Corporation shall indemnify a director who is wholly successful on the merits or otherwise in the defense of any proceeding to which the director was a party because of being a director against reasonable expenses incurred by the director in connection with the proceeding.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares.

(a)           Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors consistent with the Oregon Business Corporation Act and these Bylaws. Such certificates shall be signed, either manually or in facsimile, by two officers of the Corporation, at least one of whom shall be the President or a Vice President, and may be sealed with the seal of the Corporation, if any, or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The signatures of the authorized corporate officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a Transfer Agent or a Registrar other than the Corporation itself or an employee of the Corporation.

(b)           Every certificate for shares of stock that are subject to any restriction on transfer or registration of transfer pursuant to the Articles of Incorporation, the Bylaws, securities laws, a shareholders agreement or any agreement to which the Corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of the restriction and that the Corporation retains a copy of the full text. Every certificate issued when the Corporation is authorized to issue more than one class or series within a class of shares shall set forth on its face or back either (a) a summary of the designations, relative rights, preferences and limitations of the shares of each class and the variations in rights, preferences and limitations for each series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (b) a statement of the existence of those designations, relative rights, preferences and limitations and a statement that the Corporation will furnish a copy thereof to the holder of the certificate upon written request and without charge.

(c)           All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new certificate may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative (who shall furnish proper evidence of authority duly executed, a true copy of which shall be filed with the Secretary of the Corporation). The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 3. Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the Corporation, with such powers and duties determined by the Board of Directors.

Section 4. Officer Ceasing to Act. In case any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer before such certificate is issued, such certificate may still be issued by the Corporation with the same effect as if he or she were such officer at the date of its issuance.

ARTICLE VII

CONTRACTS, LOANS, CHECKS, AND OTHER INSTRUMENTS

Section 1. Contracts. Except as otherwise provided by law, the Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers and agent or agents of the Corporation and in such manner as shall from time to time be designated by the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in those banks, trust companies or other depositories as the Board of Directors or officers of the Corporation designated by the Board of Directors select, or be invested as authorized by the Board of Directors.

ARTICLE VIII

EFFECTIVE DATE; SEVERABILITY; AMENDMENTS

These Bylaws, as amended herein, shall be effective February 22, 2006 and shall continue in effect in such form until altered, amended or repealed in accordance with this Article. A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws. These Bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors or the shareholders of the Corporation.

ADOPTED on February 22, 2006 and amended and restated on October 28, 2010.

/s/ Andrew C. Warner
Secretary